Exhibit 10.8

                              Nortel Networks Inc.
                               Purchase Agreement

THIS AGREEMENT ("Agreement") by and between NORTEL NETWORKS INC., a Delaware corporation ("Nortel Networks"), and LOG ON AMERICA, INC., a Delaware corporation ("Company") is effective on the date last signed ("Effective Date"). The parties hereto agree as follows:

I. SCOPE

a) This Agreement sets forth the terms and conditions of Company's purchase of Nortel Networks hardware ("Hardware") and the licensing of any software, including associated documentation, ("Software") and any associated services, including but not limited to, engineering, installation, maintenance, training or repair ("Services"). "Products" shall mean individually and collectively, the Hardware and Software.

b) Company shall purchase and/or license Products and Services with delivery and installation in the United States for its own use and not for resale.

c) Supplemental terms for Company's purchase and/or license of various types of Products may be incorporated herein by mutual written consent ("Supplemental Terms Annex").

d) Company commits to purchase Products and Services as identified in Exhibit B, to be shipped ("Committed Products") prior to March 31, 2000. Such Committed Products shall be purchased under the terms and conditions of this Agreement, or under the superseding provisions of a lease or loan agreement ("Financing Agreement") which the parties intend to negotiate prior to shipment of those Committed Products. Any Committed Products for which Company chooses to use funds from the Financing Agreement shall hereinafter be referred to as "Financed Product." The total purchase of the Committed Products shall be for an amount of eight million ninety-three thousand six hundred and ninety-three dollars ($8,093,693) ("Commitment"). In the event Company does not submit Order(s) for the total amount of the Commitment by March 1, 2000, then Nortel Networks shall, on or about March 1, 2000 invoice Company for an amount equal to the difference between the aggregate amount of the Commitment then due and the amount of the Order(s) submitted against the Commitment by March 1, 2000, less any On-Site Field Maintenance Services not utilized. The parties may mutually agree to extend the March 31, 2000 date in the event there are circumstances beyond either party's control.

2. TERM AND RENEWAL

This Agreement commences on the Effective Date and continues in effect for twelve (12) months. Thereafter, it will automatically renew on the anniversary hereof for additional terms of twelve (12) months each, unless either party receives written notice from the other of its intent to terminate at least thirty (30) days prior to the end of the then current term. Termination of this Agreement shall not affect the rights or obligations of either party under any accepted Order.

3. ORDERS

a) Nortel Networks may provide Company with a written quotation for Products and Services ("Quotation"). Unless otherwise specified, the Quotation shall be valid for ninety (90) days.

b) To purchase and/or license Products and/or Services, Company shall submit a purchase order ("Order") to Nortel Networks specifying the following, if applicable: (i) the types and quantities of Products and Services; (ii) the applicable prices, charges and fees with respect to such Products and/or Services; (iii) the Quotation number with respect to such Products and/or Services; (iv) the addresses for delivery, performance and installation; (v) the incorporation by reference of this Agreement; (vi) the requested ship date and turnover date; (vii) the incorporation by reference of the Financing Agreement, if all or part of the Order is for Financed Product; and (viii) any other information required under this Agreement to be included in an Order.

c) Company, by issuing an Order for Products and/or Services, agrees to be bound exclusively by the terms and conditions set forth herein. Any other terms and conditions shown on any Order shall be deemed deleted and of no force and effect. Orders are subject to acceptance by Nortel Networks; however, any Order not rejected within fifteen (15) days of receipt by Nortel Networks shall be deemed accepted. In the first Order for Financed Product, Company shall specify the type of financing arrangement, by way of example, an operating or capital lease, permitted under the Financing Agreement. All Orders for Financed Product placed thereafter shall be governed by the same financing arrangement as specified in such first Order.

d) Accepted Orders are non-cancellable without Nortel Networks' written consent. Alterations, deductions or rescheduling to an accepted Order shall be mutually agreed in writing, and Company may be subject to additional charges.


Privileged and Confidential               Page 1
3/24/99

e) Upon request, Company shall periodically submit to Nortel Networks a non-binding forecast of specified Products that Company anticipates purchasing.

4. PAYMENT

Nortel Networks shall charge Company for any Product or Service ordered hereunder in accordance with the price list then in effect or per written mutual agreement. Company shall be invoiced as follows:

a) Invoices for any Product, including freight and insurance, are issued upon delivery to the carrier at Nortel Networks' shipping point.

b) Invoices for Services are issued upon completion of the Services, except for recurring Services which are invoiced quarterly or annually in advance.

c) All invoices shall be paid in full within thirty (30) days of the date thereof, unless otherwise determined by a Financing Agreement, except that payment for DMS Products shall be due as follows: twenty percent (20%) thirty
(30) days after Nortel Networks' receipt of the Order, forty percent (40%) thirty (30) days after shipment of the Products, and forty percent (40%) thirty
(30) days after turnover of the Product to Company by Nortel Networks. For any overdue payments, Nortel Networks shall be entitled to collect from company interest charges, calculated daily from the date due, at one and one half percent (1 1/2%) per month or such lesser rate as may be the maximum permissible rate under applicable law.

5. TAXES

Company shall promptly pay directly or reimburse Nortel Networks all taxes and charges imposed by any federal, state, or local governmental or taxing authority relating to the purchase, ownership, possession, use, operation or relocation of Products, excluding all taxes computed upon the net income of Nortel Networks, unless Company provides a certificate of exemption for the applicable taxes thirty (30) days prior to Product shipment.

6. SOFTWARE LICENSE

a) Subject to Company's payment to Nortel Networks of the applicable fees, Nortel Networks hereby grants to Company, a personal, non-exclusive, right to use the Software furnished to Company only in conjunction with Company's use of the Hardware or other Nortel Networks' authorized material ("Licensed Software"). Company is granted no title or ownership rights to the Software.

b) All Software shall be treated by Company as exclusive property of, proprietary to, and a trade secret of Nortel Networks and/or its suppliers, as appropriate, and Company shall: i) hold the Software, including any methods or concepts utilized therein, in confidence for the benefit of Nortel Networks and/or its suppliers; ii) not provide or make the Software available to any person except to its employees on a 'need to know' basis and under the confidentiality obligations set forth herein; iii) not reproduce, copy, translate or modify the Software in whole or in part except as authorized by Nortel Networks; iv) not attempt to decompile, reverse engineer, disassemble, or in any other manner decode the Software; and v) upon termination of the license for any reason, forthwith return the Software to Nortel Networks or certify the destruction of the Software. In addition, Company shall abide by any additional terms and conditions provided by Nortel Networks with respect to any Software of any third party vendor or with respect to any Software accompanied by a click-wrap or shrink-wrap license.

c) Company shall not have the right to (i) assign this license to use the Licensed Software to any other person who acquires legal title to such Hardware without the written consent of Nortel Networks, such consent not to be unreasonably withheld; or (ii) sublicense the rights herein granted as to such Licensed Software to any person who subsequently acquires the right to use such Hardware without the written consent of Nortel Networks, such consent not to be unreasonably withheld. Company shall indemnify and hold Nortel Networks and its suppliers harmless from any loss or damage resulting from a breach of this Article.

d) Certain Licensed Software, identified by Nortel Networks in the applicable documentation, is based upon modular software architecture that by its nature is intended to be modified ("Modifiable Software") to create derivative software applications or files ("Applications"). Unless otherwise mutually agreed in writing, Nortel Networks owns all intellectual property rights for any Applications created by Nortel Networks, and Company shall own all intellectual property rights for any Applications created by Company, provided that Company shall have no intellectual property right in the Licensed Software from which such Application was derived. NORTEL NETWORKS SHALL HAVE NO LIABILITY TO COMPANY OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIMS OR DAMAGES ARISING OUT OF THE MODIFICATION OR CREATION OF ANY APPLICATION BY COMPANY.

e) Software may include "Non-Licensed Software" defined as (i) Software for which the applicable right to use fees have not been paid; (ii) Software for which a periodic right to use fee has expired; or (iii) Software for which the incremental right to use fee is based upon additional feature activation or a measure of usage (based upon the number of lines, ports, sites, users, or assigned terminals or some other measure). Company shall submit to Nortel Networks an Order for any Non-Licensed Software that Company desires to license, renew or expand beyond the specified


Privileged and Confidential               Page 2
3/24/99
usage level. The incremental or additional right to use fee shall be invoiced upon Nortel Networks providing the additional Software to Company, whether via issuance of a new activation code, electronically downloading or by shipment of Software media. The activation of Non-Licensed Software shall not extend the warranty period of the Software.

f) Nortel Networks may access by remote polling any site in which Software has been installed to determine if any Non-Licensed Software has been activated. Nortel Networks shall issue invoices to Company, in addition to those amounts previously invoiced, for amounts payable including interest charges at the rate specified in Article 4 hereof, as applicable, as a result of Company's activation and/or usage of any Non-Licensed Software which Nortel Networks determines as a result of remote polling. Nortel Networks shall be responsible for any damages caused by such polling activity to the extent permitted hereunder.

g) For support and warranty to be applicable, Company shall operate the Software at Nortel Networks' current Software release level or within at least two (2) previous Software release levels unless specified otherwise in Nortel Networks' documentation.

7. TITLE AND DELIVERY

Risk of loss or damage to Products shall pass to Company upon delivery to the initial delivery location. Title to the Hardware shall pass to Company upon Company's final payment of the total purchase price and any additional monies due. Notwithstanding the above, good title to any Hardware that is Financed Product shall vest in Company only at such time as when Company has fulfilled all financial and other requirements associated with the passage of title under the Financing Agreement. Freight and insurance shall be invoiced to Company. Company hereby grants Nortel Networks a purchase money security interest in the Products and proceeds thereof until the total amount payable to Nortel Networks on account of such Products is satisfied. Company shall cooperate in the execution, preparation and filing of such instruments as Nortel Networks deems necessary to perfect and maintain such security interest. Company authorizes Nortel Networks to file financing or continuation statements and amendments thereto, relating to all or any part of the Products in an Order without signature of the Company where permitted by law. A reproduction of any financing statement covering the Products or any part thereof shall be sufficient as a financing statement and may be filed as such.

8. ACCEPTANCE

a) If Nortel Networks accepts a furnish-only Order from Company, Nortel Networks shall, prior to delivery, perform such factory tests as Nortel Networks deems appropriate to confirm that such Products are in accordance with the standard applicable specifications identified by Nortel Networks ("Specifications"). Company shall be deemed to have accepted such Products upon receipt thereof at the initial delivery location.

b) When an accepted Order requires installation Services, Company shall have the installation sites(s) ready on time and in accordance with Nortel Networks' requirements. Company shall reimburse Nortel Networks for additional expenses, including storage costs, and all Products shall be deemed shipped and delivered for all purposes upon storage. Acceptance by Company of an installed Product shall be deemed to have occurred upon completion of Nortel Networks' installation Services in accordance with Nortel Networks' procedures and practices, as evidenced by test results showing that the Product meets the applicable parameters in the Specifications. Acceptance shall not be postponed due to any deficiencies not imputable to Nortel Networks, including but not limited to, incompleteness or inaccuracy of information provided by Company and inadequacy or deficiencies of equipment or services supplied by Company and tested in conjunction with the Product. Unless it occurs earlier, acceptance shall be deemed upon placement of any Product into revenue-generating service.

c) To the best of Company's knowledge and prior to issuing any Order for Services, Company shall notify Nortel Networks in writing of the existence of all hazardous materials as defined in any applicable federal, state or local environmental law, ordinance, rule or regulation ("Hazardous Materials") that Nortel Networks may encounter during the performance of such Services. If Company breaches such obligations, (i) Nortel Networks may discontinue the performance of the Services until all Hazardous Materials have been removed at Company's expense; and (ii) Company shall defend, indemnify and hold Nortel Networks harmless from any and all damages, claims, losses, liabilities and expenses, including attorney's fees, which arise out of Company's breach of such obligations.

9. PRODUCT WARRANTY

a) Nortel Networks warrants (i) the Hardware to be free from defective materials and faulty workmanship attributable to Nortel Networks; (ii) the Licensed Software to be free from any material, service-affecting nonconformance to the Specifications; and (iii) the installation Services to be free from defects in workmanship during the warranty period ("Warranty Period"). The Warranty Period varies based upon Product type. Unless otherwise specified in writing in the Quotation, Supplemental Terms Annex, price list or Specifications, the Warranty Period for Hardware and Software shall be twelve (12) months from the ship date and the Warranty Period for installation Services shall be twelve (12) months from the completion date.


Privileged and Confidential               Page 3
3/24/99

b) Warranty coverage shall be limited to the repair or replacement, at Nortel Networks' discretion, of defective hardware and for labor associated with Hardware replacement. Any Hardware repaired or replaced during the Warranty Period shall be warranted in accordance herewith for the greater of ninety (90) days from the date the repair is effected or the replacement is shipped or the balance of the original Hardware Warranty Period. Replacement Hardware may be new or reconditioned to perform as new, at Nortel Networks' option.

c) If Licensed Software fails to so function, Nortel Networks' sole obligation under this warranty is to, at Nortel Networks' option, repair, modify or take such other action as Nortel Networks deems appropriate to remedy such failure.

d) The warranties provided herein shall not apply where the non-conformance is due to (i) accident, fire, explosion, power failure, power surge or other power irregularity not attributable to Nortel Networks provided equipment, lightning, alteration, abuse, misuse or repair not performed by Nortel Networks; (ii) improper storage; (iii) failure to comply with all specified applicable environmental requirements for the Products; (iv) improper installation, maintenance, operation or other service in connection with the Products not performed by Nortel Networks; (v) use in conjunction with an incompatible product or a product not purchased from Nortel Networks; (vi) any error, act or omission by anyone other than Nortel Networks; or (vii) where written notice of the defect has not been given to Nortel Networks within the applicable Warranty Period.

e) The warranties set forth herein shall not apply to any (i) hardware not of Nortel Networks manufacture, software not owned by Nortel Networks or Applications created by Company; and (ii) any Non-Licensed Software activated without Nortel Networks' consent. Nortel Networks shall pass through to Company any warranty rights granted to Nortel Networks by the vendor of any third party hardware or software. In addition, the foregoing warranties shall not apply to items normally consumed during Product operation such as but not limited to lamps and fuses.

f) THE WARRANTIES AND REMEDIES SET FORTH HEREIN CONSTITUTE THE ONLY WARRANTIES, OBLIGATIONS OR CONDITIONS OF NORTEL NETWORKS WITH RESPECT TO THE PRODUCTS AND SERVICES AND ARE COMPANY'S SOLE AND EXCLUSIVE REMEDIES IN THE EVENT THAT SUCH WARRANTIES ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NORTEL NETWORKS SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES OR PROFITS OR OTHER ECONOMIC LOSS, OF ANY NATURE WHATSOEVER ARISING OUT OF NORTEL NETWORKS' BREACH OF WARRANTY OR CONDITION. NORTEL NETWORKS SHALL NOT BE RESPONSIBLE FOR ANY WARRANTY OFFERED BY COMPANY TO ANY CUSTOMER(S) OF COMPANY.

10. CONFIDENTIAL INFORMATION

a) For the purposes hereof, "Information" shall mean all confidential or proprietary information, including but not limited to, specifications, trade secrets, drawings, documentation, know-how and pricing information, of every kind or description which may be disclosed by one party to the other party in connection with this Agreement; provided that, the disclosing party shall clearly mark all such information disclosed in writing as such and, in the case of oral disclosure, the disclosing party shall identify the confidential or proprietary nature of any such information at the time of such oral disclosure and shall provide a written summary of such information to the recipient within fifteen (15) business days following such disclosure.

b) Each party which receives the other party's Information shall use reasonable care to hold such Information in confidence and not disclose such Information to anyone except its employees and employees of a Nortel Networks affiliate with a need to know. The receiving party shall not reproduce Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Information. Company shall take reasonable care to use Nortel Networks' Information only for study, operating, or maintenance purposes in connection with Company's use of Products furnished by Nortel Networks pursuant to this Agreement. Company will comply with any limitations on use contained in documentation provided hereunder.

c) The obligations of either party pursuant to this Article shall not extend to any Information which (i) a recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient; (ii) becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient; (iii) is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so and without similar confidentiality obligations; (iv) is independently developed by recipient as demonstrated by the business records of the recipient; or (v) is required to be disclosed by subpoena or other process of law, provided that the recipient shall notify the disclosing party promptly of any such subpoena or other process of law requiring disclosure.

II. EXCUSABLE DELAYS


Privileged and Confidential               Page 4
3/24/99

Except as otherwise provided herein, neither party shall be liable for any delay, loss or damage resulting from any cause beyond its reasonable control, such as, but not limited to, compliance with any law, order, regulation, or ordinance; fire, explosion, or act of nature; labor difficulties, unavailability of supplies of energy or power; or acts of third parties.

12. PATENTS, TRADEMARKS AND COPYRIGHT

a) Nortel Networks shall, at its own expense, defend Company in any legal action in the United States, alleging that any Product or any portion thereof, other than a third party product not incorporated during Nortel Networks' manufacturing process, directly infringes any United States patent, trademark or copyright, whether the infringement pertains to the manufacture, purchase, sale or use of the Product or any portion thereof (an "Infringement Claim"). Such defense is subject to the Product not having been modified by Company and having been utilized in the manner specified by Nortel Networks. In any such legal action Nortel Networks will satisfy any final award for infringement. As a condition of such defense by Nortel Networks, Company shall notify Nortel Networks promptly in writing upon becoming aware of any pending legal action and shall cooperate fully with Nortel Networks in the defense or settlement of same. Nortel Networks shall have sole control over the selection of counsel and the defense and settlement of such legal action. Upon notification by Nortel Networks of an actual or potential Infringement Claim which Nortel Networks deems significant, Company shall return to Nortel Networks the affected Product(s) in return for a refund of the depreciated value, as carried on Company's books, of the Product(s) so returned.

b) If by reason of any such legal action Company shall be prevented from using any Product, Nortel Networks shall at its option and expense:

      (1) procure for Company the right to continue using the alleged infringing Product(s);

      (2) replace or modify the same an equivalent Product(s) so that Company's use is non-infringing; or

      (3) accept return of the affected portion of the Product(s) and refund to Company the depreciated value (as carried on the Company's books) of such Product(s).

c) Nortel Networks shall have no liability in respect of any Infringement Claim based on the use of a Product in the event that such Product: (i) is manufactured, designed or supplied by Nortel Networks in accordance with any design or special instruction furnished by Company; (ii) is used by Company in a manner or purpose not contemplated or allowed by this Agreement; (iii) is used by Company in combination with other products not provided by Nortel Networks, including any software developed by Company through the permitted use of Products furnished hereunder, provided that the Infringement Claim arises from such combination or the use thereof; or (iv) is modified by Company without Nortel Networks' authorization or, in the case of Modifiable Software, any Company created Applications. In such cases, Company shall indemnify and hold Nortel Networks harmless against any loss, cost, expense, damage, settlement or other liability, including but not limited to, attorneys' fees, which may be incurred by Nortel Networks with respect to any Infringement Claim. Nortel Networks shall not be liable for, and Company shall indemnify Nortel Networks for, any Infringement Claim of which Nortel Networks has notified the Company, and Company continues use of the affected Product.

d) Nortel Networks' cumulative liability to Company shall not exceed one hundred percent (100%) of the purchase price of the Product giving rise to the Infringement Claim(s).

e) THE PROVISIONS OF THIS ARTICLE SHALL CONSTITUTE THE EXCLUSIVE RECOURSE OF EACH PARTY AND THE ENTIRE LIABILITY OF EACH PARTY WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT OR TRADEMARK RIGHTS.

13. LIABILITY

Each party hereto shall indemnify and hold the other harmless from any liabilities, claims or demands, including the costs, expenses and reasonable attorney's fees on account thereof, that may be made by anyone for bodily injuries, including death, or damage to tangible property, resulting from the infringement of property rights or others, negligence and/or willful misconduct of that party, its employees or agents in the performance of this Agreement. Each party shall defend the other at the other's request against any such liability, claim or demand. Each party shall notify the other promptly of written claims or demands against such party of which the other party is responsible hereunder. If the damage is so determined to be from the negligence or willful misconduct of both parties, then any such damages or costs, including reasonable attorneys' fees, shall be allocated between the parties in accordance with the respective percentages of fault.

14. DEFAULT

a) In the event of any material breach of this Agreement, including but not limited to, any nonpayment of any amount due Nortel Networks hereunder or default of Company under the Financing Agreement where such default has not been cured within the applicable cure period provided therein, by either party which shall continue for thirty (30) or more days after written notice of such breach, including a reasonably detailed statement of the nature of such breach, shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be


Privileged and Confidential               Page 5
3/24/99
entitled, subject to any limitations contained in this Agreement, to avail itself of any and all remedies available at law or equity, and if the aggrieved party is Nortel Networks, to suspend performance of all of its obligations hereunder for so long as the breach continues uncorrected.

b) Nortel Networks may suspend its performance by written notice to Company and forthwith remove and take possession of any portion of any Product to which Nortel Networks holds title, or a perfected security interest, if Company, prior to payment to Nortel Networks of the total purchase price and all additional monies due, becomes insolvent or bankrupt, makes a general assignment for the benefit of, or enters into any arrangement with, creditors, files a voluntary petition under any bankruptcy, insolvency, or similar law, or has proceedings under any such laws or proceedings seeking appointment of a receiver, trustee or liquidator instituted against it which are not terminated within thirty (30) days of such commencement.

c) IN NO EVENT SHALL NORTEL NETWORKS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER FOR ANY BREACH OF THIS AGREEMENT OR OTHERWISE. THIS LIMITATION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

d) Except for actions to enforce payment of any amounts due hereunder, any action for breach of this Agreement or to enforce any right hereunder shall be commenced within three (3) years after the cause of action accrues or it shall be deemed waived and barred.

15. ASSIGNMENT

Neither Company nor Nortel Networks may assign or transfer this Agreement or any rights hereunder without the prior written consent of the other, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Nortel Networks may assign or subcontract this Agreement or any of its obligations hereunder to its parent or any affiliated company. Company hereby consents, without qualification, to the sale of receivables by Nortel Networks without the necessity of further notice thereof and Nortel Networks may disclose the provisions of this Agreement to prospective purchasers of such receivables thereof, and their agents.

16. GOVERNING LAW

The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Delaware, except for its rules with respect to the conflict of laws.

17. NOTICE

All notices given hereunder shall be in writing and are deemed given when delivered by (i) hand; (ii) facsimile transmission (confirming the same by mail); (iii) certified mail; or (iv) overnight delivery service addressed as follows:

      If to Company:
      Log On America, Inc.
      3 Regency Plaza
      Providence, Rhode Island 02903
      Attention: David R. Paolo
      Facsimile: (401) 459-6222

      If to Nortel Networks:
      Nortel Networks Inc.
      4001 East Chapel Hill -- Nelson Hwy.
      Research Triangle Park, N. Carolina 27709
      Attention: VP, Marketing - Contracts
      Facsimile: (919) 997-4495

Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above.

18. ADDITIONAL TERMS

a) Company shall not export, nor cause or allow to be exported by Company's actions or inactions, Products or technical information received hereunder to any country or foreign nationals of any country except in compliance with United States laws and regulations concerning export and with the prior written permission of Nortel Networks. Company shall obtain all required government authorizations prior to undertaking export of Products or technical information.

b) Any terms of this Agreement which by their nature are intended to survive shall survive the termination of this Agreement.


Privileged and Confidential               Page 6
3/24/99

c) Notwithstanding the provisions of Article 4, in the event of any change in the Specifications, manufacturing or delivery processes as a result of imposition of governmental requirements, Nortel Networks may, upon prior notice to Company, increase its prices, charges and fees to cover Nortel Networks' direct and indirect costs resulting from such change.

d) If any provision hereof is determined to be legally unenforceable or invalid, the remaining provisions shall continue in full force and effect and the parties shall substitute a provision which most closely approximates the economic effect and intent of the invalid provision. This Agreement may not be altered or amended except in writing expressly intending such alteration or amendment and signed by authorized representatives of each party hereto. Company acknowledges that it has not relied on any representations or warranties other than those expressly set forth in this Agreement.

e) A party shall not release any advertising or other publicity relating to this Agreement or the contents hereof without the prior written approval of the other party. Each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect and for five (5) years thereafter, except as may be otherwise expressly provided in this Agreement or as may be reasonably required to enforce this Agreement by law.

f) The failure by either party hereto at any time to require performance by the other party or to claim a breach of this Agreement shall not be construed as affecting any subsequent breach or the right to require the performance with respect thereto.

g) This Agreement, applicable Supplemental Terms Annex(es) and Exhibits B and C which are incorporated herein, comprise all the terms, conditions and agreements of the parties hereto with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, publications and understandings of any nature whatsoever.


IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement.


NORTEL NETWORKS INC

By: ______________________________

Title: ___________________________

Date: ____________________________


LOG ON AMERICA, INC.

By: ______________________________

Title: ___________________________

Date: ____________________________


Privileged and Confidential               Page 7
3/24/99